Exhibit 99.1

Scientific Games Statement on COVID-19 Response

LAS VEGAS – March 30, 2020 – Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) is taking essential actions to respond to the global COVID-19 crisis.

Scientific Games CEO Barry Cottle said: “Like many others, our industry is facing unprecedented challenges from the widespread impact of the COVID-19 outbreak. We are working around the clock to take care of our employees, customers, shareholders and other key stakeholders in these difficult times, while providing uninterrupted products and services to those customers who continue to operate. Thankfully, we came into this year with a very strong liquidity position, including substantial capacity under our revolver, and also refinanced our debt, extended our major maturities and lowered our interest expense. We have a diverse portfolio of assets, product and services that uniquely position us to weather this crisis.

We are taking a variety of actions to help ensure that we meet the demands of this outbreak and are ready when the industry begins to recover. I am confident that the measures we are taking now will prepare us to come out of the crisis even stronger than before. And, I have never been prouder to lead a team where everyone is stepping up to help each other, our partners and our Company.”

The Company is instituting a number of cost-savings measures to ensure stability for team members and protect the operations of the Company. Some of these measures include workforce hour and pay reductions to preserve as many jobs as possible and furloughs for those support roles that have seen a decrease in industry work. During this challenging time, the executive leadership team has committed to a voluntary 50% salary reduction while Chief Executive Officer Barry Cottle has volunteered a 100% reduction in pay.

We recognize that the temporary furloughs that are made necessary by the impact of COVID-19 on our Company create substantial hardship for the furloughed employees and their families. We are establishing a Hardship Relief Fund to provide short-term assistance to those employees and their immediate families who incur unexpected and onerous personal, family, or living expenses as a result of the COVID-19 crisis. The Company, Barry Cottle and several other senior executives will be making contributions to the fund.

Scientific Games is committed to supporting our customers in this crisis by continuing to provide quality, secure products and services to partners across lottery, iGaming, sports betting and land-based casinos. In addition, SciPlay continues to publish free-to-play apps for players to enjoy.

Scientific Games leadership will continue to evaluate this rapidly-evolving situation and assess the duration of cost-savings measures based on the continuing impact of COVID-19.

© 2020 Scientific Games Corporation. All rights reserved.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a world leader in entertainment offering dynamic games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Scientific Games offers the gaming industry’s broadest and most integrated portfolio of game content, advanced systems, cutting-edge platforms and professional services. Committed to responsible gaming, Scientific Games delivers what customers and players value most: trusted security, engaging entertainment content, operating efficiencies and innovative technology. For more information, please visit scientificgames.com.

Media Inquiries:
Media@scientificgames.com

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 18, 2020 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.